UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road, Suite 400 Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 352-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 26, 2016, Superior Industries International, Inc. (“Superior” or the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). Set forth below are the tentative voting totals. The results are preliminary and are subject to change pursuant to a customary review and challenge period, after which IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting, will certify the results. We will file an amendment to this Current Report on Form 8-K to disclose the final voting results after we receive a certified report from IVS.

Proposal One: Election of Directors

Director Nominees	Votes For	Votes Withheld
Michael R. Bruynesteyn	21,027,290	100,719
Margaret S. Dano	17,598,882	101,184
Jack A. Hockema	20,971,840	156,169
Paul J. Humphries	20,792,377	335,632
James S. McElya	20,825,116	302,893
Timothy C. McQuay	17,372,096	327,970
Donald J. Stebbins	21,034,059	93,950
Francisco S. Uranga	17,388,073	311,993
Matthew Goldfarb	3,438,701	0
F. Jack Liebau, Jr.	3,438,701	0
Ryan J. Morris	3,438,701	0

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain
11,913,221	5,975,465	3,239,323

Proposal Three: Approval of the material terms of the performance goals under Superior Industries International, Inc. Annual Incentive Performance Plan

For	Against	Abstain
17,637,839	260,392	3,229,778

Proposal Four: Consideration of a “proxy access” amendment to the Bylaws

For	Against	Abstain
14,921,479	2,425,990	197,078

Proposal Five: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
21,855,373	646,511	78,387

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 2, 2016	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer